Exhibit 99.1

Intermex Reports Fourth Quarter and Full Year Results
Company generates strong earnings and margins, continued execution of omnichannel strategy

Company to Host Conference Call Today at 9 a.m. ET

MIAMI, (February 27, 2024) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), one of the nation’s leading omnichannel money transfer services to Latin America and the Caribbean, today reported strong operating results for the fourth quarter and full year 2023.

Financial performance highlights for the fourth quarter of 2023 compared with the same period last year are:
•Revenues of $171.8 million, an increase of 11.2%;
•Diluted EPS of $0.49 per share, an increase of 40.0%;
•Adjusted Diluted EPS of $0.56 per share, an increase of 21.7%;
•Adjusted EBITDA of $33.3 million, an increase of 14.5%; and
•Net Free Cash Generated of $17.2 million, an increase of 25.9%.

Financial performance highlights for the full-year 2023 compared with the prior-year are:
•Revenues of $658.7 million, an increase of 20.5%;
•Diluted EPS of $1.63, an increase of 10.1%;
•Adjusted Diluted EPS of $1.95, an increase of 7.7%;
•Adjusted EBITDA of $120.0 million, an increase of 14.0%; and
•Net Free Cash Generated of $61.7 million, an increase of 3.6%.

Bob Lisy, Chairman, President, and CEO of Intermex, stated, “We are proud to deliver another quarter of strong earnings growth as we continue to execute on our omnichannel strategy. We were able to again achieve double-digit revenue growth, performing well despite market headwinds. Our keen focus on margins and cost control helped deliver outsized growth in EPS, Adjusted EBITDA, and Adjusted EPS. Our highly efficient business model provides strong cash generation under already low leverage - allowing us to invest to accelerate growth while opportunistically purchasing shares in the market."

Fourth Quarter 2023 Financial Results (all comparisons are to the Fourth Quarter 2022)
Total revenues for the Company were $171.8 million, up 11.2%. Contributing to the revenue growth is solid growth in the underlying business and the acquisition of La Nacional in the U.S. and i-Transfer in Europe. Contributing to the revenue growth was an over 13% increase in unique, active customers to 4.2 million, who generated 15.3 million money transfer transactions, an increase of 11.7%. Also contributing to the growth in the number of transactions was the 43.1% growth in digital transactions. Transaction growth resulted in $6.2 billion in principal transferred, a 6.9% increase.

Net income was $17.5 million, an increase of 33.9%. Diluted earnings per share were $0.49, an increase of 40.0%. Net income and diluted EPS are impacted by an increase in revenues partially offset by higher service charges from agents and banks, increasing at a lower rate than revenues and increased operating expenses, which reflect a full year of La Nacional and partial year of i-Transfer. Higher interest expense, depreciation & amortization - much of it acquisition related and lower transaction costs also impacted net income. Diluted earnings per share growth also reflects the positive benefits of the Company's stock repurchases.

Adjusted EBITDA increased 14.5% to $33.3 million, driven by the business operating results discussed above offset by a lower impact of the adjusting items shown in the reconciliation table below.

Adjusted net income increased 13.5% to $19.9 million, and adjusted diluted earnings per share was $0.56, an increase of 21.7%. Adjusted net income and adjusted diluted EPS were impacted by the items noted above in net income, adjusted for certain non-cash expenses and lower transaction costs that are detailed in the reconciliation table below following the consolidated financial statements. Adjusted EPS also benefited from the Company's stock repurchases.

Full-year 2023 Financial Results (all comparisons are to the full-year 2022)
Revenues increased by 20.5% to $658.7 million. Driving that growth was a 22.7% increase in net money transfer transactions - driven by continued growth in the core business and the acquisition of La Nacional in the U.S. and i-Transfer in Europe. A 58.9% increase in digital transactions initiated also contributed to the Company's growth. Total principal sent increased 17.2% to $24.5 billion.

Net income was $59.5 million, an increase of 3.8%. Diluted earnings per share were $1.63, an increase of 10.1%, attributable to the year-to-date effects of the same items noted above for the quarterly results. In addition, the full-year 2022 net income was impacted by a $2.9 million tax benefit that did not recur in 2023.

Adjusted EBITDA increased 14.0% to $120.0 million, attributable to the same items noted above for the quarterly operating results and the higher net effect of the adjusting items detailed in the reconciliation table below.

Adjusted net income totaled $71.0 million, an increase of 1.5%. Adjusted diluted earnings per share totaled $1.95, an increase of 7.7%, attributable to the same items noted above for the quarterly results.

Adjusted and other non-GAAP measures discussed above and elsewhere in this press release are defined below under the heading Non-GAAP Measures.

Other Items
The Company ended the fourth quarter of 2023 with $239.2 million in cash and cash equivalents. Net Free Cash Generated for the fourth quarter was $17.2 million, up 25.9%, compared to the fourth quarter of 2022. Higher year-over-year free cash generated was favorably impacted by growth in net income, impacted moderately by an increase in capital spending associated with upgrading hardware and software within the U.S. agent base.
The Company repurchased approximately 523,000 shares of its common stock for $10.0 million during the fourth quarter of 2023 through its underlying share repurchase program. The Company also repurchased 770,403 shares for $15.3 million through privately-negotiated transactions.

Guidance
The Company is providing full year and first quarter guidance:

Full-year 2024:
•Revenue of $681.0 million to $701.8 million.
•Diluted EPS of $1.81 to $1.96.
•Adjusted EBITDA of $124.0 million to $127.7 million.
•Adjusted Diluted EPS of $2.13 to $2.31.

First quarter 2024:
•Revenue of $150.4 million to $155.0 million.
•Diluted EPS of $0.32 to $0.35.
•Adjusted EBITDA of $24.4 million to $25.1 million.
•Adjusted Diluted EPS of $0.39 to $0.42.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Net Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Furthermore, we believe they are helpful in highlighting trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of intangible assets resulting from business acquisition transactions, non-cash compensation costs, and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share – Basic and Diluted is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Net Free Cash Generated is defined as Net Income before provision for credit losses and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs, and reduced by cash used in investing activities and servicing of our debt obligations.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated are non-GAAP financial measures and should not be considered as an alternative to operating income, net income, net income margin or earnings per share, as a measure of operating performance or cash flows, or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income, Adjusted EBITDA, and Net Free Cash Generated, as well as a reconciliation of Earnings per Share to Adjusted Earnings per Share and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the consolidated financial statements. A quantitative reconciliation of projected Adjusted EBITDA and Adjusted Diluted EPS to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and quantifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs and expenses related to acquisitions and other transactions, share-based compensation, tax effects of certain adjustments and losses related to legal contingencies or disposal of assets. For the same reasons, we are unable to address the probable significance of the unavailable information.

Investor and Analyst Conference Call / Presentation

Intermex will host a conference call and webcast presentation at 9:00 a.m. Eastern Time today. The conference call can be heard by dialing: 1-844-826-3033 (U.S.) or 1-412-317-5185 (outside the U.S.) ten minutes before the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com/. Registration for the event is required, so please register at least five minutes before the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views concerning certain events that are not historical facts but could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, projected results of operations, and expectations for the Company. These statements may include and be identified by words or phrases such as, without limitation, “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook,” “currently,” “target,” “guidance,” and similar expressions (including the negative and plural forms of such words and phrases). These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, projections about our business and our industry, and macroeconomic conditions, and are subject to various risks, uncertainties, estimates, contingencies, and other factors, many of which are outside our control, that could cause actual results to differ from those expressed or implied by such forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows, and liquidity. Such factors include, among others, changes in applicable laws or regulations; factors relating to our business, operations and financial performance, including: loss of, or reduction in business with, key sending agents; our ability to effectively compete in the markets in which we operate; economic factors such as inflation, the level of economic activity, recession risks and labor market conditions, as well as rising interest rates; international political factors, political instability, tariffs, border taxes or restrictions on remittances or transfers from the outbound countries in which we operate or plan to operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; public health conditions, responses thereto and the economic and market effects thereof; consumer confidence in our brands and in consumer money transfers generally; expansion into new geographic markets or product markets; our ability to successfully execute, manage, integrate and obtain the anticipated financial benefits of key acquisitions and mergers; the ability of our risk management and compliance policies, procedures and systems to mitigate risk related to transaction monitoring; consumer fraud and other risks relating to the authenticity of customers’ orders or the improper or illegal use of our services by consumers; cybersecurity-attacks or disruptions to our information technology, computer network systems, data centers and mobile devices apps; new technology or competitors that disrupt the current money transfer and payment ecosystem, including the introduction of new digital platforms; our success in developing and introducing new products, services and infrastructure; our ability to maintain favorable banking and paying agent relationships necessary to conduct our business; bank failures, sustained financial illiquidity, or illiquidity at the clearing, cash management or custodial financial institutions with which we do business; changes to banking industry regulation and practice; credit risks from our agents and the financial institutions with which we do business; our ability to recruit and retain key personnel; our ability to maintain compliance with applicable laws and regulatory requirements, including those intended to prevent use of our money remittance services for criminal activity, those related to data and cyber-security protection, and those related to new business initiatives; enforcement actions and private litigation under regulations applicable to the money remittance services; changes in immigration laws and their enforcement; changes in tax laws in the countries in which we operate; our ability to protect intellectual property rights; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; our use of third-party vendors and service providers; weakness in U.S. or international economic conditions; and other economic, business, and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and other sections of periodic reports that we file with the Securities and Exchange Commission. Accordingly, we caution investors and all others not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made and we undertake no obligation to update any of the forward-looking statements.

About International Money Express, Inc.
Founded in 1994, Intermex applies proprietary technology enabling consumers to send money from the United States, Canada, Spain, Italy and Germany to more than 60 countries. The Company provides the digital movement of money through a network of agent retailers in the United States, Canada, Spain, Italy and Germany; Company-operated stores; our mobile app; and the Company’s websites. Transactions are fulfilled and paid through thousands of retail and bank locations around the world. Intermex is headquartered in Miami, Florida, with international offices in Puebla, Mexico, Guatemala City, Guatemala, and Madrid, Spain. For more information about Intermex, please visit www.intermexonline.com.

Alex Sadowski
Investor Relations Coordinator
asadowski@intermexusa.com
tel. 305-671-8000

Consolidated Balance Sheets

	December 31,	December 31,
(in thousands of dollars)	2023	2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$239,203	$149,493
Accounts receivable, net	155,237	129,808
Prepaid wires, net	28,366	90,386
Prepaid expenses and other current assets	10,068	12,749
Total current assets	432,874	382,436

Property and equipment, net	31,656	28,160
Goodwill	53,986	49,774
Intangible assets, net	18,143	19,826
Other assets	40,153	31,876
Total assets	$576,812	$512,072

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$7,163	$4,975
Accounts payable	36,507	25,686
Wire transfers and money orders payable, net	125,042	112,251
Accrued and other liabilities	54,661	41,855
Total current liabilities	223,373	184,767

Long-term liabilities:
Debt, net	181,073	150,235
Lease liabilities, net	22,670	23,272
Deferred tax liability, net	659	3,892
Total long-term liabilities	204,402	177,399

Stockholders' equity:
Total stockholders' equity	149,037	149,906
Total liabilities and stockholders' equity	$576,812	$512,072

Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars, except for per share data)	2023	2022	2023	2022	2021
	(Unaudited)		(Unaudited)
Revenues:
Wire transfer and money order fees, net	$145,185	$132,822	$561,540	$469,162	$393,241
Foreign exchange gain, net	23,669	20,201	87,908	72,920	62,832
Other income	2,929	1,414	9,287	4,723	3,133
Total revenues	171,783	154,437	658,735	546,805	459,206

Operating expenses:
Service charges from agents and banks	110,882	102,087	430,865	364,804	307,458
Salaries and benefits	18,675	15,313	71,090	52,224	43,065
Other selling, general and administrative expenses	11,181	9,904	47,979	34,394	30,334
Transaction costs	33	2,531	445	3,005	1,006
Depreciation and amortization	3,355	2,758	12,866	9,470	9,491
Total operating expenses	144,126	132,593	563,245	463,897	391,354

Operating income	27,657	21,844	95,490	82,908	67,852

Interest expense	2,783	2,099	10,426	5,629	4,537

Income before income taxes	24,874	19,745	85,064	77,279	63,315

Income tax provision	7,375	6,678	25,549	19,948	16,472

Net income	$17,499	$13,067	$59,515	$57,331	$46,843

Earnings per common share:
Basic	$0.51	$0.35	$1.67	$1.52	$1.22
Diluted	$0.49	$0.35	$1.63	$1.48	$1.20

Weighted-average common shares outstanding:
Basic	34,638,245	36,941,754	35,604,582	37,733,047	38,474,040
Diluted	35,426,435	37,788,404	36,429,714	38,625,390	39,103,450

Reconciliation from Net Income to Adjusted Net Income

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars, except for per share data)	2023	2022	2023	2022	2021
	(Unaudited)		(Unaudited)

Net income	$17,499	$13,067	$59,515	$57,331	$46,843

Adjusted for:
Share-based compensation (a)	1,894	1,560	8,111	7,118	4,601
Restructuring costs (b)	69	—	1,214	—	—
Transaction costs (c)	34	2,531	445	3,005	1,006
Loss on bank closure (d)	—	—	—	1,583	2,000
Other charges and expenses (e)	294	382	1,850	1,141	1,705
Amortization of intangibles (f)	1,178	1,186	4,740	4,102	5,052
Income tax benefit related to adjustments (g)	(1,042)	(1,176)	(4,914)	(4,376)	(3,738)
Adjusted net income	$19,926	$17,550	$70,961	$69,904	$57,469

Adjusted earnings per common share:
Basic	$0.58	$0.48	$1.99	$1.85	$1.49
Diluted	$0.56	$0.46	$1.95	$1.81	$1.47
(a) Represents shared-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of fixed assets and professional fees related to the restructuring of La Nacional.

(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions.
(d) Represents losses related to the closure of a financial institution in Mexico during 2021.
(e) Represents primarily loss on disposal of fixed assets.
(f) Represents the amortization of intangible assets that resulted from business acquisition transactions.
(g) Represents the current and deferred tax impact of the taxable adjustments to Net Income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to net income.

Reconciliation from GAAP Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
GAAP Basic Earnings per Share	$0.51	$0.35	$1.67	$1.52
Adjusted for:
Share-based compensation	0.05	0.04	0.23	0.19
Restructuring costs	—	—	0.03	—
Transaction costs	—	0.07	0.01	0.08
Loss on bank closure	—	—	—	0.04
Other charges and expenses	0.01	0.01	0.05	0.03
Amortization of intangibles	0.03	0.03	0.13	0.11
Income tax benefit related to adjustments	(0.03)	(0.03)	(0.14)	(0.12)
Non-GAAP Adjusted Basic Earnings per Share	$0.58	$0.48	$1.99	$1.85

The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
GAAP Diluted Earnings per Share	$0.49	$0.35	$1.63	$1.48
Adjusted for:
Share-based compensation	0.05	0.04	0.22	0.18
Restructuring costs	—	—	0.03	—
Transaction costs	—	0.07	0.01	0.08
Loss on bank closure	—	—	—	0.04
Other charges and expenses	0.01	0.01	0.05	0.03
Amortization of intangibles	0.03	0.03	0.13	0.11
Income tax benefit related to adjustments	(0.03)	(0.03)	(0.13)	(0.11)
Non-GAAP Adjusted Diluted Earnings per Share	$0.56	$0.46	$1.95	$1.81

The table above may contain slight summation differences due to rounding

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2023	2022	2023	2022	2021
	(Unaudited)		(Unaudited)
Net income	$17,499	$13,067	$59,515	$57,331	$46,843

Adjusted for:
Interest expense	2,783	2,099	10,426	5,629	4,537
Income tax provision	7,375	6,678	25,549	19,948	16,472
Depreciation and amortization	3,355	2,758	12,866	9,470	9,491
EBITDA	31,012	24,602	108,356	92,378	77,343
Share-based compensation (a)	1,894	1,560	8,111	7,118	4,601
Restructuring costs (b)	69	—	1,214	—	—
Transaction costs (c)	34	2,531	445	3,005	1,006
Loss on bank closure (d)	—	—	—	1,583	2,000
Other charges and expenses (e)	294	383	1,850	1,141	1,705
Adjusted EBITDA	$33,303	$29,076	$119,976	$105,225	$86,655
(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.

(b) Represents primarily severance, write-off of fixed assets and professional fees related to the restructuring of La Nacional.

(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions.

(d) Represents losses related to the closure of a financial institution in Mexico during 2021.

(e) Represents primarily loss on disposal of fixed assets.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net Income Margin	10.2%	8.5%	9.0%	10.5%
Adjusted for:
Interest expense	1.6%	1.4%	1.6%	1.0%
Income tax provision	4.3%	4.3%	3.9%	3.6%
Depreciation and amortization	2.0%	1.8%	2.0%	1.7%
EBITDA	18.1%	15.9%	16.4%	16.9%
Share-based compensation	1.1%	1.0%	1.2%	1.3%
Restructuring costs	—%	—%	0.2%	—%
Transaction costs	—%	1.6%	0.1%	0.5%
Loss on bank closure	—%	—%	—%	0.3%
Other charges and expenses	0.2%	0.2%	0.3%	0.2%
Adjusted EBITDA Margin	19.4%	18.8%	18.2%	19.3%

The table above may contain slight summation differences due to rounding

Reconciliation of Net Income to Net Free Cash Generated

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2023	2022	2023	2022	2021
	(Unaudited)		(Unaudited)

Net income for the period	$17,499	$13,067	$59,515	$57,331	$46,843

Depreciation and amortization	3,355	2,758	12,866	9,470	9,491
Share-based compensation	1,894	1,560	8,111	7,118	4,601
Provision for credit losses	1,227	550	4,997	2,572	1,537
Cash used in investing activities	(5,092)	(3,149)	(18,280)	(12,529)	(10,773)
Term loan pay downs	(1,641)	(1,094)	(5,469)	(4,375)	(4,103)

Net free cash generated during the period	$17,242	$13,692	$61,740	$59,587	$47,596